Exhibit 10.39

FIRST AMENDMENT TO AGREEMENT OF UNDISCLOSED PLEDGE DATED 2
NOVEMBER 2004

between

NEW SKIES SATELLITES B.V.

as Pledgor

and

DEUTSCHE BANK AG, NEW YORK BRANCH

as Pledgee

Third Party Accounts Receivable

Stibbe N.V.

Strawinskylaan 2001

Amsterdam

THIS FIRST AMENDMENT TO AGREEMENT OF UNDISCLOSED PLEDGE OF THIRD
PARTY ACCOUNTS RECEIVABLE IS DATED 22 FEBRUARY 2005

BETWEEN:

1                                          New Skies Satellites B.V., a private company with limited liability (besloten vennootschap), incorporated and existing under the laws of The Netherlands, with corporate seat in Amsterdam, The Netherlands, having its registered address at Rokin 55, 1012 KK Amsterdam, The Netherlands, registered with the Commercial Register under number 30146277 (the “Pledgor”); and

2                                          Deutsche Bank AG, New York Branch, with its principal place of business at 60 Wall Street, New York 10005, United States of America, acting as Collateral Agent pro se in its capacity as creditor under the Parallel Debt Obligations (as defined below) and also for the Secured Parties, as such term is defined in the Credit Agreement (as defined below), pursuant to the terms of the Credit Agreement (the “Pledgee”).

WHEREAS:

(a)                                  on 2 November 2004, amongst others, New Skies Holding B.V., the Pledgor, the Lenders party thereto, the Pledgee (as Administrative Agent and as Collateral Agent for the Secured Parties), ABN AMRO Bank N.V. (as Syndication Agent) and Deutsche Bank Securities Inc. and ABN AMRO Incorporated (as Joint Lead Arrangers) entered into a USD 535,000,000 Credit Agreement (the “Credit Agreement”);

(b)                                 as a condition to the (continuing) availability of the credit extended pursuant to the Credit Agreement and in order to secure and provide for the payment and discharge of, inter alia, the Parallel Debt Obligations (as defined in the Pledge of Third Part Accounts Receivable -as defined below-), the Pledgor and the Pledgee have entered into an Agreement of Undisclosed Pledge of Third Party Accounts Receivable dated 2 November 2004 (the “Pledge of Third Party Accounts Receivable”);

(c)                                  on 22 February 2005, amongst others, New Skies Holding B.V., the Pledgor, the Lenders party thereto, the Pledgee (as Administrative Agent and as Collateral Agent for the Secured Parties), ABN AMRO Bank N.V. (as Syndication Agent) and Deutsche Bank Securities Inc. and ABN AMRO Incorporated (as Joint Lead Arrangers) entered into an amendment to the Credit Agreement (the “Amendment”);

(d)                                 the Amendment envisages that certain assets of the Pledgor will be pledged to Boeing Satellite Systems International, Inc. pursuant to, amongst others, an Agreement of Pledge of Third Party Accounts Receivable relating to NSS-8, dated 22 February 2005 between New Skies Satellites B.V. and Boeing Satellite Systems International, Inc. (the “NSS-8

Third Party Accounts Receivable Pledge”) and as a result thereof, Pledgor and Pledgee hereby wish to modify the terms of the Pledge of Third Party Accounts Receivable by entering into this First Amendment to the Pledge of Third Party Accounts Receivable (this “Amendment to the Pledge of Third Party Accounts Receivable”); and

(e)                                  pursuant to Clause 17 of the Pledge of Third Party Accounts Receivable, the Pledgor and the Pledgee have the consent of the Required Secured Parties (as defined in the Pledge of Third Party Accounts Receivable) pursuant to the Amendment to enter into this Amendment to the Pledge of Third Party Accounts Receivable.

IT IS HEREBY AGREED AS FOLLOWS:

The Pledgee agrees to release and hereby releases any right of pledge created on the Accounts Receivable (as defined in the NSS-8 Third Party Accounts Receivable Pledge) relating to NSS-8 (such accounts receivable relating to NSS-8 hereinafter: the “NSS-8 Accounts Receivable”) and the Pledgor agrees to and accepts such release.

The definition of “Accounts Receivable” in clause 1.3 of the Pledge of Third Party Accounts Receivable is hereby deleted in its entirety and the following new definition is inserted:

“Accounts Receivable” means any and all accounts receivable (vorderingen op naam) of the Pledgor against any Third Party (as defined below), including but not limited to the accounts receivable as listed in Annex 1 hereto, whether now existing or hereafter created or arising, in each case if or to the extent that these rights are capable of being pledged under the laws of the Netherlands at the time of execution of this Agreement or any Supplemental Agreement (as defined below), as the case may be, but excluding the NSS-8 Accounts Receivable for the period during which a right of pledge is vested on the NSS-8 Accounts Receivable pursuant to the NSS-8 Third Party Accounts Receivable Pledge. For the avoidance of doubt, the definition of Accounts Receivables shall include the NSS-8 Accounts Receivable once the right of pledge vested on the NSS-8 Accounts Receivable pursuant to the NSS-8 Third Party Accounts Receivable Pledge has ceased to exist in any way;

Clause 2.2 of the Pledge of Third Party Accounts Receivable is hereby deleted in its entirety and the following new clause 2.2 is inserted:

2.2                                 As security for the payment and discharge in full, when due (whether at stated maturity, by acceleration or otherwise), of the Secured Obligations, the Pledgor hereby grants, for the duration of the Security Period, to the Pledgee a first ranking undisclosed right of pledge (stil pandrecht eerste in rang), over all Accounts Receivable and, once the right of pledge on the NSS-8 Accounts Receivable has ceased to exist in any way, hereby grants in advance (verpandt bij voorbaat) to the Pledgee a first ranking undisclosed right of pledge (stil pandrecht eerste in rang) over the NSS-8 Accounts Receivable and furthermore, to the extent it concerns future Accounts Receivable, hereby grants in advance (verpandt bij voorbaat) to the Pledgee such future Accounts Receivable and the Pledgee hereby accepts such rights of pledge.

Clause 4.1 of the Pledge of Third Party Accounts Receivable is hereby deleted in its entirety and the following new clause 4.1 is inserted:

4.1                                 The Pledgor represents and warrants that the following is true and correct on the date of this Agreement, on the date the rights of pledge created pursuant to the NSS-8 Third Party Accounts Receivable Pledge ceases to exist in any way and each time any future Assets will be pledged to the Pledgee:

(i)   the Pledgor holds full and exclusive title to the Accounts Receivable and is authorised (beschikkingsbevoegd) to create a right of pledge thereover; and

(ii)  except for the Rights of Pledge created pursuant to this Agreement and any encumbrances or liens permitted by the Credit Agreement, the Accounts Receivable have not been encumbered with any attachment (beslag) or any rights in rem (beperkte rechten), none of the Accounts Receivable have been assigned or pledged in advance and all Accounts Receivable can be pledged to the Pledgee.

[remainder of page intentionally left blank]

This Amendment has been entered into on 22 February 2005.

THE PLEDGOR

NEW SKIES SATELLITES B.V.

/s/ D.A. Vietor
By: D.A. Vietor
Title: attorney in fact

THE PLEDGEE

DEUTSCHE BANK AG, NEW YORK BRANCH

/s/ Pieter Schutte
By: Pieter Schutte
Title: attorney in fact